UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010

COGENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50947	95-4305768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

639 North Rosemead Blvd. Pasadena, California	91107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 325-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 5, 2010, Cogent, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended June 30, 2010. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 2, 2010, the Company held its annual meeting of stockholders, at which the Company’s stockholders (i) elected four (4) directors to hold office until the next annual meeting of stockholders and (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The vote on such matters was as follows:

I. Election of Directors

Nominee	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Ming Hsieh	37,587,417	—	2,208,073	11,137,813
John C. Bolger	37,939,384	—	1,856,106	11,137,813
John P. Stenbit	36,246,293	—	3,549,187	11,137,813
Kenneth R. Thornton	37,938,604	—	1,856,886	11,137,813

II. Ratification of Appointment of Deloitte & Touche LLP:

Votes For	49,780,213
Votes Against	1,003,140
Abstentions	149,950
Broker Non-Votes	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Cogent, Inc., dated August 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGENT, INC.

Date: August 5, 2010	By:	/S/ PAUL KIM
Paul Kim
Chief Financial Officer

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